UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

ORBITAL TRACKING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18851 N.E. 29th Ave., Suite 700
Aventura, Florida 33180
 (Address of principal executive offices zip code)

1990 N California Blvd.8th Floor Walnut Creek, California 94596

 (Former name or former address, if changed since last report)

(305) 560-5355

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 9, 2015, the Board of Directors of Orbital Tracking Corp., a Nevada corporation (“Orbital” or the “Company”), appointed Theresa Carlise to the positions of Chief Financial Officer, Treasurer and Secretary. Also on such date David Phipps resigned as Chief Financial officer, Treasurer and Secretary of the Company.  Mr. Phipps remains the Company’s Chairman and Chief Executive Officer.

There is no family relationship between Ms. Carlise and any of the Company’s other officers and directors.

Ms. Carlise, 56, joined the Company from FTE Networks (OTCBB FTNW), a leading provider of infrastructure services for the telecommunications and wireless sector, where she served as a financial advisor from May 2014 through March 2015 and Chief Financial Officer and director from September 2011 through May 2014. Prior to FTE Networks, she served as the Chief Executive Officer, Chief Financial Officer and a director of Control System & Instrumentation (CSI) Consultants, which provided information technology consulting and system design to the industrial and manufacturing sectors, from July 2010 to September 2011 and as Chief Financial Officer and a director of Las Vegas Railway Express, Inc. (OTCBB LVRE), a developer of passenger rail transportation and related ancillary services, from December 2009 through July 2010. Ms. Carlise also served as the Chief Financial Officer of Shearson Financial Network, Inc. (OTCBB SFNN), and as Chief Financial Officer, senior vice president and a director of National Record Mart, Inc., (NASDAQ NRMI).  From October 2006 to November 2007 Ms. Carlise served as Chief Financial Officer of Shearson Financial Network, Inc., a direct to consumer mortgage banking company. Declining market conditions in the mortgage banking industry in 2007, contributed to the Company filing a voluntary petition under Chapter 11 of the United States Bankruptcy Code in June of 2008. Ms. Carlise holds a Bachelor of Science in Finance from Indiana University of Pennsylvania.

The Company entered into an employment agreement with Ms. Carlise, dated June 9, 2015.  The term shall be for a period of one (1) year and shall automatically be extended for additional terms of one (1) year each, with a base salary of $72,000, annually. In addition to the base salary Ms. Carlise shall be eligible to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors and shall be eligible for such grants of awards under stock option or other equity incentive plans of the Company. This summary of the employment agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Effective June 9, 2015, the Company entered into an indemnification agreement with Ms. Carlise that provides, among other things, for the indemnification to the fullest extent permitted or required by Nevada law, provided however, that Ms. Carlise shall not be entitled to indemnification in connection with (i) any “claim” (as such term is defined in the agreement) initiated by her against the Company or the Company’s directors or officers unless the Company joins or consent to the initiation of such claim, or (ii) the purchase and sale of securities by him in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended. This summary of the indemnification agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The exhibits listed in the following Exhibit Index is furnished as part of the Current Report on Form 8-K.

Exhibit No.   Description

10.1              Employment Agreement by and between Orbital Tracking Corp. and Theresa Carlise
10.2              Form of Indemnification Agreement

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2015

ORBITAL TRACKING CORP. By: /s/ David Phipps Name: David Phipps Title: Chief Executive Officer